October 30, 2009
**Via Email**

Golden Green Enterprises Limited
No. 69 Huaibei Street, Longhai Middle Road
Zhengzhou, China, 451191

CONSENT OF FREEDONIA CUSTOM RESEARCH, INC.

Freedonia Custom Research, Inc. (“Freedonia”) hereby consents to the references to Freedonia’s name in Golden Green Enterprises Limited (the “Company”) Registration Statement on Form F-1 (as may be amended or supplemented) to be filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and the quotation by the Company in the Registration Statement, of research data, information, charts and graphs from Freedonia’s report prepared on behalf of the Company.  Freedonia also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

FREEDONIA CUSTOM RESEARCH, INC.

By:	/s/ Clinton I. Delafield, III
Clinton I. Delafield, III
President
October 30, 2009

Freedonia Custom Research, Inc. • 767 Beta Drive • Cleveland, Ohio 44143
Toll Free: (US) 800.927.5900 • International: 440.684.9600 • Fax: 440.646.0484
Web: www.freedoniagroup.com • E-mail: info@freedoniagroup.com